As filed with the Securities and Exchange Commission on October 27, 2006
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                    AVP, Inc.
             (Exact Name of Registrant as Specified in Its Charter)
                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0142664
                      (I.R.S. Employer Identification No.)

                          6100 Center Drive, Suite 900
                          Los Angeles, California 90045

               (Address of Principal Executive Offices) (Zip Code)

                                    AVP, Inc.
                            2005 Stock Incentive Plan
                            (Full Title of the Plan)

                                   Andrew Reif
                          6100 Center Drive, Suite 900
                          Los Angeles, California 90045

                     (Name and Address of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                  Proposed Maximum
       Title Of Securities        Amount To Be     Offering Price        Proposed Maximum            Amount of
        To Be Registered         Registered (1)     Per Share (2)    Aggregate Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common stock, par value $.001    30,000,000             $.81             $24,300,000.00             $2,600.10
per share
======================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of common stock which may be issued by reason of stock splits, stock dividends or similar corporate events.
(2) Computed pursuant to Rule 457(h), based on the exercise price of outstanding options to purchase common stock, and with respect to options available for grant, based on the average of the bid and asked price per share of common stock on October 23, 2006, as reported on the OTC Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3. Incorporation of Documents by Reference.

      The Company, Inc. hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

      (1)   Our Annual Report on Form 10-KSB for the year ended
            December 31, 2005;

      (2) Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006;

      (3) Our Quarterly Report on Form 10-QSB dated for the quarter ended June 30, 2006;

      (4)   Our Current Report on Form 8-K dated January 6, 2006;

      (5)   Our Current Report on Form 8-K dated February 21, 2006;

      (6)   Our Current Report on Form 8-K dated March 3, 2006;

      (7)   Our Current Report on Form 8-K dated April 17, 2006;

      (8)   Our Current Report on Form 8-K dated May 4, 2006;

      (9)   Our Current Report on Form 8-K dated May 10, 2006;

      (10)  Our Current Report on Form 8-K dated May 15, 2006;

      (11)  Our Current Report on Form 8-K dated June 9, 2006;

      (12)  Our Current Report on Form 8-K dated August 15, 2006;

      (13)  Our Current Report on Form 8-K dated August 24, 2006;

      (14)  Our Current Report on Form 8-K dated September 5, 2006; and

      (15) Our prospectus filed August 10, 2006 pursuant to Rule 424(b)(3), including its description of our Common Stock.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which de-registers all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.
The Delaware General Corporation Law and the Registrant's Bylaws provide for indemnification of the Registrant's officers and directors for liabilities and expenses that they may incur in such capacities. In general, the Registrant's directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in the Registrant's best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Registrant's directors is limited as provided in the Registrant's certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the "SEC"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT
4.1                AVP, Inc. 2005 Stock Incentive Plan*
5.1                Opinion of Loeb & Loeb LLP
23.1               Mayer Hoffman McCann P.C.
24.1               Power of Attorney (included as part of the signature
                   page of this registration statement).

----------------
*Incorporated by reference to Annex C of AVP, Inc.'s definitive proxy statement filed with the SEC on July 18, 2005.

Item 9. Undertakings.

The undersigned registrant will:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (iii) Include any material information with respect to the plan of distribution;

      (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on this 27th day of October, 2006.

                                      AVP, Inc.


                                      By: /s/ Andrew Reif
                                         ---------------------------------------
                                              Andrew Reif
                                              Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard Armato and Andrew Reif his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on this 27th day of October, 2006.

       SIGNATURE               TITLE (CAPACITY)


 /s/ Leonard Armato         Chairman, Chief Executive
-------------------------- Officer and Director (Principal Executive Officer) Leonard Armato


                            Chief Operating Officer and Chief Financial Officer
 /s/ Andrew Reif            (Principal Financial Officer)
--------------------------
Andrew Reif

                            Chief Marketing Officer and Director
 /s/ Bruce Binkow
--------------------------
Bruce Binkow
                            Controller (Principal Accounting Officer)

 /s/ Thomas Torii
--------------------------
Thomas Torii                Director


 /s/ William Chardavoyne
--------------------------  Director
William Chardavoyne


 /s/ Philip Guarascio       Director
--------------------------
Philip Guarascio

                            Director
 /s/ Jack Kemp
--------------------------
Jack Kemp


 /s/ Scott Painter          Director
--------------------------
Scott Painter

 /s/ Roger L. Werner, Jr.   Director
--------------------------
Roger L. Werner, Jr.


 /s/ Brett Yormark          Director
--------------------------
Brett Yormark

EXHIBIT INDEX

 EXHIBIT
 NUMBER
                DESCRIPTION OF EXHIBIT
   4.1          AVP, Inc. 2005 Stock Incentive Plan.(1)
   5.1          Opinion of Loeb & Loeb LLP.
  23.1          Consent of Mayer Hoffman McCann P.C.
  24.1 Power of Attorney (included as part of the signature page of this registration statement).

    (1) Incorporated by reference to Exhibit A of the Company's definitive proxy statement filed with the SEC on July 18, 2006.